Exhibit 10.62
INDEMNITY AGREEMENT
     This INDEMNITY AGREEMENT is made as of the             day of February 2009, by and between Lions Gate Entertainment Corp., a company incorporated under the Business Corporations Act (British Columbia) (hereinafter referred to as the “Company”), and             (hereinafter referred to as the “Nominee”).
     WHEREAS, the Nominee has been requested to consent to act or to continue to act as a director, alternate director or officer of the Company and, from time to time, may be appointed a director, alternate director or officer of one or more Associated Corporations (hereinafter defined); and
     WHEREAS, the Nominee is willing to act or to continue to act on the condition that the Company enter into this Indemnity Agreement.
     NOW THEREFORE, in consideration of the Nominee consenting to act as a director, alternate director or officer of the Company and/or its Associated Corporations and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties, the Company agrees with the Nominee as follows:
     1. DEFINITIONS
     For the purposes of this Indemnity Agreement: 1.1 “affiliate” has the meaning given in the Business Corporations Act (British Columbia);
     1.2 “Associated Corporation” means a corporation or entity that:
(a) is or was an affiliate of the Company;
(b) is a corporation, other than the Company, for which the Nominee is or was a director, alternate director or officer at the request of the Company; or
(c) is a partnership, trust, joint venture or other unincorporated entity for which the Nominee holds or held a position equivalent to that of a director, alternate director or officer, at the request of the Company; and
     1.3 “expenses” includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a Claim.
     2. INDEMNITY
     2.1 General Scope: The Company shall indemnify the Nominee and the Nominee’s heirs, executors, administrators and personal representatives (collectively the “Indemnitees” and, individually, an “Indemnitee”) for all liabilities or obligations imposed upon or incurred by the Indemnitees at law, in equity or by, pursuant to or under any statute or regulation and all expenses (“Liability”) in relation to any claim, action, proceeding, investigation, or order whether civil, criminal or administrative and whether made or commenced by the Company, by an Associated Corporation or by any other person (collectively, or individually, a “Claim”) by reason of:
(a) the Nominee being or having been a director, alternate director or officer of, or holding or having held a position equivalent to that of a director, alternate director or officer of, the Company or any Associated Corporation, or
(b) any act or omission, whether or not negligent, of the Nominee acting as a director, alternate director or officer, or as a person in an equivalent position, of the Company or any Associated Corporation, including without limitation, legal fees and disbursements and all other costs of investigation and defence incurred by the Indemnitees or any of them in relation to a Claim, whether or not any action or proceeding is commenced, and all amounts paid or payable by the Indemnitees or any of them, to settle a Claim or to satisfy a judgment, including without limitation the payment of interest and costs, or otherwise to discharge a Liability imposed or incurred.
     2.2 Absolute Liability: Without limiting the generality of paragraph 2.1, the Company shall indemnify the Indemnitees against any Liability in relation to a Claim which is statutorily imposed on the Nominee.
     2.3 Negligence: Without limiting the generality of paragraph 2.1, the Company shall indemnify the Indemnitees against any Liability in relation to a Claim arising from negligent conduct of the Nominee.
     2.4 Actual Payment: The Company shall pay all amounts due to an Indemnitee under this Indemnity Agreement forthwith upon demand by the Indemnitee.
     3. INDEMNITY RESTRICTED
     Despite any other provision of this Indemnity Agreement, the Company is not obliged under this Indemnity Agreement to make any payment that is prohibited by applicable law, including, as at the date of this Indemnity Agreement, Section 163 of the Business Corporations Act (British Columbia) if that provision is applicable, or by court order in force at the date the payment must be made.
     4. ADVANCE EXPENSES
     Unless prohibited by applicable law or court order, the Company shall pay, as they are incurred, in advance of the final disposition of a Claim, the expenses actually and reasonably incurred by an Indemnitee in respect of the Claim provided that the Company shall not make such payments unless the Company first receives from the Indemnitee a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by applicable law, the Indemnitee will repay the amounts advanced.
     5. TAXABLE BENEFITS
     Any indemnity payment made pursuant to this Indemnity Agreement shall be grossed up by the amount of any tax payable by the Indemnitee pursuant to the Income Tax Act (Canada) in respect of such payment.
     6. ENFORCEMENT COSTS
     6.1 Application to Court: If any payment by the Company under this Indemnity Agreement would be prohibited under paragraph 3 unless approved by a court, or if there shall be a disagreement between the Company and any Indemnitee as to whether or not an indemnification under this Indemnity Agreement would be prohibited under paragraph 3 unless approved by the court, the Company, at its own expense and in good faith, will promptly take proceedings to obtain that approval or such other appropriate determination. The Company shall indemnify the Indemnitees for the amount of all costs incurred by any or all of them in obtaining any court approval contemplated by this paragraph 6.1, including without limitation all legal fees and disbursements.
     6.2 Independent Counsel: The Indemnitees, or any of them, may each retain their own independent legal counsel for the purpose set out in paragraph 6.1 or for any other purpose in relation to a Claim and the cost of such representation shall be considered a “Liability” to which this Indemnity Agreement applies.
     6.3 No Presumption of Wrong Doing: The determination of any Claim, by adjudication, settlement, or otherwise, shall not, of itself, create any presumption for the purposes of this Indemnity Agreement that the Nominee did not act honestly and in good faith with a view to the best interests of the Company or an Associated Corporation, or, in the case of a criminal or administrative action or proceeding, that the Nominee did not have reasonable grounds for believing that his conduct was lawful, unless a judgment or order of the Court specifically finds otherwise.
     7. NOMINEE CEASING TO ACT
     The Nominee may resign at any time as a director, alternate director and/or officer, or from an equivalent position, of the Company or any Associated Corporation. The obligations of the Company hereunder continue after and are not affected in any way by the Nominee ceasing to be a director, alternate director and/or officer, or to hold an equivalent position, of the Company or any Associated Corporation whether by resignation, removal, death, incapacity, disqualification under applicable law or otherwise.
     8. RE-ELECTION
     The obligations of the Company under this Indemnity Agreement continue after and are not affected in any way by the re-election or re-appointment from time to time of the Nominee as a director or officer, or to an equivalent position, of the Company or any of its Associated Corporations.
     9. CONTINUING INDEMNITY
     9.1 Other Compensation: The obligations of the Company under this Indemnity Agreement are not diminished or in any way affected by:
(a) Financial Interest: the Nominee holding from time to time any direct or indirect financial interest in the Company, in an Associated Corporation or in a corporation otherwise related to the Company;
(b) Salary/Compensation: payment by the Company, by an Associated Corporation, or by any corporation otherwise related to the Company, to the Nominee of director’s fees or any salary, wages or other compensation;
(c) Interested Contracts: payment by the Company, by an Associated Corporation, or by any corporation otherwise related to the Company, to the Nominee or to any firm of which the Nominee is a partner, associate or employee, of any fees for services rendered;
(d) D & O Insurance: any directors’ or officers’ liability insurance placed by or for the benefit of the Nominee by the Nominee, the Company, an Associated Corporation or any entity related to any of them; or

(e) Other Indemnities: payment to the Nominee by any shareholder of the Company, an Associated Corporation or any corporation otherwise related to the Company, or by any other person pursuant to any other contract of indemnity.
     9.2 Non Compliance with Constating Documents: The obligations of the Company under this Indemnity Agreement are not diminished, or in any way affected by the Nominee’s failure to comply with the provisions of the Business Corporations Act (British Columbia) or of the memorandum, articles or nature of articles of the Company.
     9.3 Non Waiver: No waiver by the Nominee of any default or breach of any of the terms, covenants, conditions, or obligations of this Indemnity Agreement shall constitute a waiver by the Nominee of any prior, concurrent, or subsequent default or breach of the same, or any other term, covenant, condition, or obligation of the Company.
     10. REPORTING
     10.1 Material Developments: The Company shall report promptly and regularly to the Nominee any material adverse change in the financial condition, business or property of the Company or any entity related to it and any event or circumstance known to the Company that may result, directly or indirectly, in any liability or obligation being imposed upon any Indemnitee.
     10.2 Nominee Cooperation: The Nominee agrees to give notice to the Company within two business days of being served with any statement of claim, writ, notice of motion, indictment, or other documents commencing or continuing any Claim against the Nominee. The Nominee agrees to give the Company such information and cooperation as the Company may reasonably require from time to time in respect of all matters contemplated by this Indemnity Agreement.
     10.3 Company Cooperation: The Company agrees to notify the Nominee in writing within two business days of being served with any statement of claim, writ, notice of motion, indictment, or other document commencing or continuing any Claim against the Nominee. The Company agrees to give the Nominee such information and cooperation as the Nominee may reasonably require from time to time in respect of all matters under this Indemnity Agreement.
     11. LAW AND JURISDICTION
     This Indemnity Agreement is governed by British Columbia law. The Company and the Nominee agree irrevocably and unconditionally to the jurisdiction of the courts of British Columbia in respect of any action or proceeding commenced by an Indemnitee or the Company in respect of this Indemnity Agreement.
     12. ENUREMENT
     This Indemnity Agreement enures to the benefit of the Nominee and the Nominee’s heirs, executors, administrators and personal representatives. This Indemnity Agreement is binding upon the Company and its successors and assigns.

     IN WITNESS WHEREOF this Indemnity Agreement has been executed by the Company and the Nominee on the date first above written.

Lions Gate Entertainment Corp.

By:

Name:
Title:
(Authorized Signatory)

Nominee
Signature Page